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[IGG COMMUNICATIOS LOGO]                         FOR IMMEDIATE RELEASE
                                                 For more information contact:
                                                 Investor Relations
                                                 (303) 414-5350
                                                 investor_relations@icgcom.com

                  ICG Raises $750 million in Equity Funding

ENGLEWOOD, COLORADO (February 28, 2000)--ICG Communications, Inc. (NASDAQ: ICGX) today announced it is raising $750 million in new capital from investors that include affiliates of Liberty Media Corporation (NYSE: LMG.A, LMG.B), Hicks, Muse, Tate & Furst Incorporated and Gleacher Capital Partners. This investment, in combination with recent vendor financing, raises nearly $1.0 billion and fully funds ICG's capital program for 2000. This capital enables ICG to accelerate its national network expansion plans as well as revenue and EBITDA growth. Liberty will invest $500 million, Hicks Muse $230 million and Gleacher $20 million. The investors are purchasing 8% convertible preferred stock and warrants. The transaction is expected to close within 60 days, subject to customary closing conditions.

Separately, ICG and Teligent, Inc. (NASDAQ: TGNT), a global leader in fixed wireless broadband communications, have agreed to a common stock share exchange, subject to shareholder and regulatory approval. ICG will acquire one million shares of Teligent common stock while, at the same time, Teligent will purchase shares of ICG stock for the same total value. The pricing is based on the average closing price of the stock of the two companies over the ten trading days prior to announcement of the transaction. In conjunction with this investment, the two companies have signed a memorandum of understanding intended to foster a relationship that will expand each company's network reach and capabilities. ICG and Teligent have complementary systems and infrastructure and will identify opportunities to leverage each other's assets and expertise.

 "The magnitude of this investment and caliber of the investors are testimony to the credibility of ICG's business plan and management," said J. Shelby Bryan, chairman and chief executive officer of ICG. "We are now solidly positioned to expand our network, accelerate our line growth and extend our portfolio of products and services that will deliver significant EBITDA growth in 2001. The investors possess a very high level of industry experience and vision, and we will welcome three new representatives to ICG's Board of Directors. In addition, we are pleased to initiate a relationship with Teligent."


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"We believe ICG's strategy to grow its customer base in the dial-up marketplace, and to have broadband access readily available as customer demand arises, is the right approach to capturing market share in the rapidly emerging broadband sector," said Gary S. Howard, Liberty's executive vice president and chief operating officer. "Further, we see the cross-investment between ICG and Teligent, together with their commitment to work together, as a very positive development for both companies."

"ICG is an outstanding company and has become a leading CLEC provider of both voice and data communications nationwide," said Hicks Muse Chairman and Chief Executive Officer Thomas O. Hicks. "We are excited about partnering with ICG, and with our fellow investors Liberty Media and Gleacher Capital, to help ICG accelerate the implementation of its business plan and thereby add value for all its shareholders."

"We are delighted to have been able to bring together ICG with its new partners Liberty, Hicks Muse and Teligent, as well as demonstrate our strong belief in ICG's business strategy by investing our personal capital in this transaction," said Eric Gleacher, chairman and chief executive officer of Gleacher & Company. "With this new funding in place, we are confident that ICG will continue to capture a large share of the exploding Internet traffic as well as develop value-added broadband products and services."

"This new relationship offers both ICG and Teligent the opportunity to increase capital efficiency and lower network costs. We look forward to a long and productive relationship with ICG," said Alex J. Mandl, chairman and chief executive officer of Teligent.

Funds will be used for ICG's expansion plan into 16 new major metropolitan areas, to add an estimated 850,000 access lines and ports, and to purchase equipment and facilities required to execute the company's business strategy. The focus of the 2000 business strategy is to provide a broad range of sophisticated, value-added products and services that will enable ICG to capture increased market share in Internet service provider (ISP), application service provider (ASP) and local business markets.

ICG will issue 750,000 shares of convertible preferred stock at $1,000 per share and 10 million warrants. The preferred stock is convertible into common stock at $28.00 per common share. The conversion price represents a 26 percent premium to the average closing price of ICG common stock over the sixty-day trading period prior to announcement of the transaction. The preferred shares will vote on an as-converted basis with the common stock. The warrants are exercisable at $34.00 per common share and expire in five years.

Upon closing, Liberty will have the right to designate two members, and Hicks Muse will have the right to designate one member, to ICG's Board of Directors.


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About ICG

ICG Communications, Inc. is a fast-growing telecommunications company with a nationwide voice and data network serving more than 700 U.S. cities. ICG is a competitive local exchange carrier (CLEC) and broadband data communications company, as well as a provider of network infrastructure, facilities and management. ICG delivers products and services to its customer base of Internet service providers (ISPs), business customers and interexchange carriers through its national network. For more information, please visit the company's Website at www.icgcom.com.

About Liberty Media

Liberty Media holds interests in a broad range of video programming, communications, technology and Internet businesses in the United States, Europe, South America and Asia.

About Hicks Muse

Since its formation in 1989, Hicks Muse has completed or currently has pending more than 325 transactions with an aggregate capital value of approximately $40 billion, including nearly $3 billion of invested equity in the media and telecommunications sectors. Its principal office is in Dallas with additional offices in New York, London and Buenos Aires.

Chase H & Q acted as financial advisor to Hicks Muse.

About Gleacher & Co.

Gleacher & Co. is a privately held investment bank founded in 1990. Gleacher Capital Partners is the company's merchant banking arm, focusing on telecommunications, Internet and health care investments. It has made 26 investments since its inception.

About Teligent

Based in Vienna, Virginia, Teligent, Inc. is a global leader in broadband communications offering small and medium-sized business customers local, long distance, high-speed data and dedicated Internet services over its digital SmartWave local networks in 40 major markets throughout the United States. Teligent is expanding its international reach to Europe, Asia and Latin America.


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Additional Contacts

Liberty Media Corp:
Vivian Carr
720-875-5406

Teligent, Inc:                            Hicks, Muse, Tate & Furst:
Robert Stewart (Media contact)            Roy Winnick or Mark Semer
voice 703-762-5175                        Kekst and Company
pager 888-996-8478                        212-521-4842 or 4802
Michael Kraft (Investor contact)          roy-winnick@kekst.com or
voice 703-762-5359                        mark-semer@kekst.com
pager 800-981-5994






Safe Harbor Disclosure

Information and statements presented in this press release may contain forward looking disclosures, expressed or implied, that are based on the beliefs of management as well as assumptions made based on information currently available to management. Actual results may differ materially from those projected in forward-looking statements due to a number of risks and factors. These factors include, but are not limited to, future demand for the company's services, general economic conditions, government regulations, competition and customer strategies, capital deployment, the pricing and availability of equipment and materials, the impact of pricing and other risks and uncertainties. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in this press release as anticipated, believed, estimated or expected. These risks are detailed from time to time in various reports filed by ICG with the Securities and Exchange Commission, including Forms 10-K (filed for the year-ended December 31, 1998 and to be filed for the year-ended December 31, 1999) and Forms 10-Q filed quarterly subsequent to March 31, June 30 and September 30, 1999.


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